UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 5, 2015 (May 1, 2015)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-19969 (Commission File Number)	71-0673405 (IRS Employer Identification Number)

3801 Old Greenwood Road Fort Smith, Arkansas (Address of principal executive offices)		72903 (Zip Code)

Registrant’s telephone number, including area code:  (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 1, 2015, the annual meeting of stockholders of ArcBest Corporation (the “Company”) was held, at which meeting four proposals were passed by stockholders.

Matters voted on by stockholders included the following:

(i) the election of directors to the Company’s Board of Directors until the 2016 annual stockholders meeting;

(ii) the ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015;

(iii) the annual advisory vote on the compensation of the Company’s named executive officers, and

(iv) the approval of material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

The results of the stockholders’ votes are reported below.

(i)                                     The following directors were elected by the indicated vote:

Directors	Votes For	Votes Withheld	Broker Non-Votes
John W. Alden	21,087,262	1,932,626	1,661,758
Fred A. Allardyce	22,568,841	451,047	1,661,758
William M. Legg	22,868,177	151,711	1,661,758
Judy R. McReynolds	22,876,057	143,831	1,661,758
John H. Morris	21,022,941	1,996,947	1,661,758
Craig E. Philip	22,873,138	146,750	1,661,758
Steven L. Spinner	22,782,708	237,180	1,661,758
Janice E. Stipp	22,698,902	320,986	1,661,758
Robert A. Young III	22,711,147	308,741	1,661,758

(ii)                                  The ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

Votes for	21,838,062
Votes Against	2,611,220
Votes Abstained	232,364
Broker Non-Votes	0

(iii)                               The annual advisory vote on the compensation of the Company’s named executive officers:

Votes for	22,331,013
Votes Against	670,179
Votes Abstained	18,696
Broker Non-Votes	1,661,758

(iv)                              The approval of material plan terms of the Executive Officer Annual Incentive Compensation Plan, as amended, for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended:

Votes for	22,798,302
Votes Against	209,001
Votes Abstained	12,585
Broker Non-Votes	1,661,758

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION
(Registrant)

Date:	May 5, 2015	/s/ Michael R. Johns
Michael R. Johns,
Vice President — General Counsel and
Corporate Secretary